UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 9, 2013.

MONARCHY RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-172825	46-0520633
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

1999 S. Bascom Avenue Suite 700 Campbell, CA 95008
(Address of principal executive offices)

Telephone: (408) 879-2669
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry Into a Definitive Material Agreement

Acquisition of an Additional 17% Interest in New World Metals, S.A.P.I. de C.V.

On July 9, 2013, the Company entered into a Share Exchange Agreement for an additional 17% of New World Metals, S.A.P.I. de C.V. (“New World”), a Mexican mining operator based in Chihuahua, Mexico. Under the terms of the Agreement, the Company will pay New World $750,000 plus issue a total of 5,000,000 common shares of the Company at a deemed price of $1.00 per share for a total purchase value of $5,750,000 in exchange for an additional 17% of the outstanding shares of New World. After this acquisition, the Company now owns a 45% interest in New World.

It was expressly agreed that Monarchy shall be granted a pro-rated interest as to a total of 45% in the profits of the Company. Such profit shall be calculated and paid out to the Monarchy on a quarterly basis.

Item 9.01 Financial Statements and Exhibits

(a)	Financial statements of businesses acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Shell company transactions.

Not applicable.

(d)	Exhibits

Ex. 10.1 Share Exchange Agreement dated July 9, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 11, 2013.	MONARCHY RESOURCES INC.

/s/ Steven Staehr
Steven Staehr

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